Exhibit 99.1

Martha Stewart Living Omnimedia Reports First Quarter 2012 Results

NEW YORK, May 2, 2012 /PRNewswire/ — Martha Stewart Living Omnimedia, Inc. (NYSE: MSO) today announced its results for the first quarter ended March 31, 2012. The Company reported revenue for the first quarter of $49.8 million.

Lisa Gersh, President and Chief Operating Officer, said, “Our first quarter results were overall better than we anticipated. We believe we are making good early progress in implementing our strategic initiatives to improve performance. We are particularly excited to now have our full print and digital advertising sales teams in place to drive what we anticipate will be improved Publishing results beginning in the second half of 2012. This objective, combined with expectations of continued growth in Merchandising and the benefit of a lower-cost Broadcasting platform, should position MSLO to return to profitability in 2012.”

First Quarter 2012 Summary

Revenues were $49.8 million in the first quarter of 2012, compared to $52.7 million in the first quarter of 2011, as anticipated, due to lower revenue in our Publishing and Broadcasting segments, partially offset by higher Merchandising revenue.

Adjusted EBITDA loss for the first quarter of 2012 was $(1.8) million, compared to $(4.3) million in the prior year period.

Operating loss for the first quarter of 2012 was $(4.2) million compared with $(6.8) million in the prior-year period.

Basic and diluted net loss per share was $(0.05) for the first quarter of 2012, compared to $(0.13) for the first quarter of 2011.

First Quarter 2012 Results by Segment

Three Months Ended March 31 (unaudited, in thousands)
	2012	2011
REVENUES
Publishing	$30,830	$34,676
Broadcasting	5,368	7,769
Merchandising	13,633	10,230

Total Revenues	$49,831	$52,675

ADJUSTED EBITDA
Publishing	$(3,039)	$(1,492)
Broadcasting	(1,287)	(1,670)
Merchandising	9,686	5,525
Corporate	(7,205)	(6,700)

Total Adjusted EBITDA	$(1,845)	$(4,337)

OPERATING INCOME / (LOSS)
Publishing	$(3,407)	$(1,850)
Broadcasting	(1,416)	(1,812)
Merchandising	9,444	5,235
Corporate	(8,803)	(8,349)

Total Operating Loss	$(4,182)	$(6,776)

Publishing

Revenues in the first quarter of 2012 were $30.8 million, compared to $34.7 million in the prior year’s first quarter, due to lower print and digital advertising revenues. The decline was anticipated in part due to the timing of changes in advertising sales staff beginning in late 2011. During the first quarter, as part of a strategic move to align the sales and marketing team around MSLO’s magazine brands, the Company appointed new leadership and re-staffed the ad sales team. The Company expects to see the initial benefits of these initiatives in the second half of 2012.

Adjusted EBITDA loss was $(3.0) million in the first quarter of 2012, compared to $(1.5) million in the prior year’s quarter.

Operating loss was $(3.4) million for the first quarter of 2012, compared to $(1.9) million in the prior year’s quarter.

Recent Highlights

•	According to comScore Unified data, unique visitors across MSLO’s websites increased 25% in the quarter compared to the prior-year period.

•	The rate base for Whole Living magazine increased to 750,000 with the Jan/Feb 2012 issue, the eighth consecutive rate base increase for the title.

•	Whole Living launched on the iPad on April 10th and was selected as Apple’s “iPad App of the Week.”

•	Beginning with the May issues, the monthly digital editions of Whole Living, Martha Stewart Living and Everyday Food are now optimized for the Retina display on the new iPad.

•	Martha’s 77th book, Martha’s American Food, was published in April.

Broadcasting

Revenues in the first quarter of 2012 were $5.4 million, compared to $7.8 million in the first quarter of 2011, an anticipated decrease, due to lower levels of new programming for Hallmark Channel.

Adjusted EBITDA loss was $(1.3) million for the first quarter of 2012, compared to $(1.7) million in the prior year’s first quarter.

Operating loss was $(1.4) million for the first quarter of 2012, compared to $(1.8) million in the first quarter of 2011.

Recent Highlights

•	“The Originals with Emeril,” a primetime series that debuted on The Cooking Channel in 2011, was recognized at the Annual TASTE AWARDS with an award for “Best New Series.”

•	In April, the Company announced that it would debut a new weekly television series, “Martha Stewart’s Cooking School,” this fall on PBS.

Merchandising

Revenues were up 33% to $13.6 million for the first quarter of 2012, as compared to $10.2 million in the prior year’s first quarter, primarily due to the benefits from the launch of the Martha Stewart Home Office line of products with Avery, and initial design fees under the Company’s commercial agreement with J.C. Penney.

Adjusted EBITDA was $9.7 million for the first quarter of 2012, up from $5.5 million in the prior year’s first quarter.

Operating income was $9.4 million for the first quarter of 2012, up from $5.2 million in the first quarter of 2011.

Recent Highlights

•

The Home Depot extended its agreement to offer Martha Stewart Living branded products in its 2,000-plus stores through March 2016 and will offer an expanded assortment of products. Top performers in the quarter included specialty paint and project paint, as well as decor, and storage and organization.

•

The Martha Stewart Home Office line of products with Avery, sold exclusively at Staples, launched successfully with more than 300 products across multiple product categories in the U.S. and Canada and on Staples.com, a leading e-commerce site.

•	The Martha Stewart Collection at Macy’s had a robust quarter driven by strength in textiles and decorative housewares.

•	Martha Stewart Pets performed well across categories as the Company continues to expand the assortment, including the introduction of a new cats program last year.

•	Emeril’s business delivered a strong performance in the quarter, driven by shipments of product that launched in jcpenney department stores in early April and two successful appearances on HSN.

Corporate

Adjusted EBITDA was $(7.2) million in the first quarter of 2012 compared to $(6.7) million in the prior year’s quarter. The Company incurred higher professional fees compared with the prior year. Total Corporate expenses were $(8.8) million, compared to $(8.3) million in the prior year’s quarter.

The Company will host a conference call with analysts and investors on May 2, 2012 at 8:30am EDT that will be broadcast live over the Internet at www.marthastewart.com/ir, and an archived version will be available through May 16, 2012.

Use of Non-GAAP Financial Information

In addition to using net income to assess the organization’s overall financial health, Company management uses consolidated net income/(loss) before interest income or expense, taxes, depreciation and amortization, impairment, non-cash equity compensation expense and other income/(expense) (“adjusted EBITDA”), a non-GAAP financial measure, to evaluate the performance of our businesses on a real-time basis. Adjusted EBITDA is considered an important indicator of operational strength, is a direct component of the Company’s annual compensation program, and is a significant factor in helping our management determine how to allocate resources and capital. Adjusted EBITDA is used in addition to and in conjunction with results presented in accordance with GAAP. Management considers adjusted EBITDA to be a critical measure of operational health because it captures all of the revenue and ongoing operating expenses of our businesses without the influence of (i) interest charges, which result from our capital structure, not our ongoing business efforts, (ii) taxes, which relate to the overall organizational financial return, not that of any one business, (iii) the capital expenditure costs associated with depreciation and amortization, which are a function of historical decisions on infrastructure and capacity, (iv) the cost of non-cash equity compensation which, as a function of our stock price, can be highly variable, is not necessarily an indicator of current operating performance for any individual business unit, and is amortized over the various periods, and (v) other income/(expense) which may include non-operational items.

Adjusted EBITDA provides a means to directly evaluate the ability of our business operations to generate returns on a real-time basis. We provide disclosure of adjusted EBITDA because we believe it is useful for investors to have means to assess our performance as we do. While adjusted EBITDA is a customized non-GAAP measure, it also provides a means to analyze value and compare our operating capabilities to those of companies with which we compete, many of which have different compensation plans, depreciation and amortization costs, capital structures and tax burdens. But please note that our non-GAAP results may differ from similar measures used by other companies, even if similar terms are used to identify such measures.

A limitation of adjusted EBITDA is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues for our overall organization. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. Management also evaluates the cost of capitalized tangible and intangible assets by analyzing returns provided on the capital dollars deployed. A further limitation of adjusted EBITDA is that it does not include non-cash equity compensation expense related to our workforce. Adjusted EBITDA should be considered in addition to, and not as a substitute for, net income or other measures of financial performance reported in accordance with GAAP.

About Martha Stewart Living Omnimedia, Inc.

Martha Stewart Living Omnimedia, Inc. (MSLO) is a leading provider of original “how-to” information, inspiring and engaging consumers with unique lifestyle content and high-quality products. MSLO is organized into the following business segments: Publishing, Broadcasting, and Merchandising. MSLO is listed on the New York Stock Exchange under the ticker symbol MSO.

Forward-Looking Statements

We have included in this press release certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our current beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. These statements include estimates of future financial performance, potential opportunities, expected product line expansions and additions, future acceptability of our content and our businesses, anticipated growth, including particularly statements with respect to margins, the success of our alliance with J.C. Penney and benefits from aligning our sales and marketing team, and other statements that can be identified by terminology such as “may,” “will,” “should,” “could,” “position,” “expects,” “intends,” “plans,” “thinks,” “believes,” “estimates,” “potential,” “seem,” “counting” or “continue” or the negative of these terms or other comparable terminology. The Company’s actual results may differ materially from those projected in these statements, and factors that could cause such differences include: adverse reactions to publicity relating to Martha Stewart or Emeril Lagasse by consumers, advertisers and business partners; the failure of national and/or local economies to improve or renewed deterioration of such economies; shifts in our business strategies; a loss of the services of Ms. Stewart or Mr. Lagasse; a loss of the services of other key personnel; a renewed softening of the domestic advertising market; changes in consumer reading, purchasing and/or television viewing patterns to which our offerings are unable to respond; unanticipated increases in paper, postage or printing costs; operational or financial problems at any of our contractual business partners; the receptivity of consumers to our new product introductions; the inability to add to our partnerships or capitalize on existing partnerships; legal actions taken against us; and changes in government regulations affecting the Company’s industries.

Certain of these and other factors are discussed in more detail in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, especially under the heading “Risk Factors,” which may be accessed through the SEC’s World Wide Web site at http://www.sec.gov/. The Company is under no obligation to update any forward-looking statements after the date of this release.

Martha Stewart Living Omnimedia, Inc.

Consolidated Statements of Operations

Three Months Ended March 31,

(unaudited, in thousands, except share and per share amounts)

	2012	2011
REVENUES
Publishing	$30,830	$34,676
Broadcasting	5,368	7,769
Merchandising	13,633	10,230

Total revenues	49,831	52,675

OPERATING COSTS AND EXPENSES
Production, distribution and editorial	28,805	32,322
Selling and promotion	12,383	14,292
General and administrative	11,818	11,841
Depreciation and amortization	1,007	996

Total operating costs and expenses	54,013	59,451

OPERATING LOSS	(4,182)	(6,776)
OTHER INCOME/(EXPENSE)
Interest income / (expense), net	195	(113)
Income on equity securities	—	219
Net gain on sale of cost-based investment	765	—

Total other income	960	106
LOSS BEFORE INCOME TAXES	(3,222)	(6,670)
Income tax provision	(391)	(407)
NET LOSS	$(3,613)	$(7,077)

LOSS PER SHARE – BASIC AND DILUTED Net loss	$(0.05)	$(0.13)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING Basic and diluted	67,065,741	54,715,573

Martha Stewart Living Omnimedia, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	March 31, 2012 (unaudited)	December 31, 2011
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$22,430	$38,453
Short-term investments	36,100	11,051
Accounts receivable, net	34,590	48,237
Paper inventory	6,310	7,225
Deferred television production costs	212	—
Other current assets	4,671	4,858

Total current assets	104,313	109,824

PROPERTY, PLANT AND EQUIPMENT, net	12,931	13,396
GOODWILL, net	45,107	45,107
OTHER INTANGIBLE ASSETS, net	45,212	45,215
OTHER NONCURRENT ASSETS, net	2,422	2,578

Total assets	$209,985	$216,120

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$21,958	$23,728
Accrued payroll and related costs	3,963	7,008
Current portion of deferred subscription income	16,750	16,018
Current portion of other deferred revenue	5,599	5,147

Total current liabilities	48,270	51,901

DEFERRED SUBSCRIPTION INCOME	3,721	3,975
OTHER DEFERRED REVENUE	966	2,333
DEFERRED INCOME TAX LIABILITY	6,184	5,874
OTHER NONCURRENT LIABILITIES	5,117	4,090

Total liabilities	64,258	68,173

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Series A Preferred Stock, 1 share issued and outstanding in 2012 and 2011	—	—
Class A Common Stock, $0.01 par value, 350,000,000 shares authorized: 40,980,650 and 40,893,964 shares issued and outstanding in 2012 and 2011, respectively	410	409
Class B Common Stock, $0.01 par value, 150,000,000 shares authorized: 25,984,625 shares issued and outstanding in 2012 and 2011	260	260
Capital in excess of par value	338,078	336,661
Accumulated deficit	(192,057)	(188,442)
Accumulated other comprehensive loss	(189)	(166)

	146,502	148,722

Less: Class A treasury stock – 59,400 shares at cost	(775)	(775)

Total shareholders’ equity	145,727	147,947

Total liabilities and shareholders’ equity	$209,985	$216,120

Martha Stewart Living Omnimedia, Inc.

Supplemental Disclosures Regarding Non-GAAP Financial Information

Three Months Ended March 31,

(unaudited, in thousands)

The following table presents segment and consolidated financial information, including a reconciliation of net loss, a GAAP measure, and adjusted EBITDA, a non-GAAP measure. In order to reconcile adjusted EBITDA to net loss, non-cash equity compensation, depreciation and amortization, other income/(expense) and income taxes are added back.

	2012	2011
ADJUSTED EBITDA
Publishing	$(3,039)	$(1,492)
Broadcasting	(1,287)	(1,670)
Merchandising	9,686	5,525
Corporate	(7,205)	(6,700)

Adjusted EBITDA	(1,845)	(4,337)

NON-CASH EQUITY COMPENSATION
Publishing	188	139
Broadcasting	16	24
Merchandising	233	282
Corporate	893	998

Total Non-Cash Equity Compensation	1,330	1,443

DEPRECIATION AND AMORTIZATION
Publishing	180	219
Broadcasting	113	118
Merchandising	9	8
Corporate	705	651

Total Depreciation and Amortization	1,007	996

OPERATING (LOSS) / INCOME
Publishing	(3,407)	(1,850)
Broadcasting	(1,416)	(1,812)
Merchandising	9,444	5,235
Corporate	(8,803)	(8,349)

Total Operating Loss	(4,182)	(6,776)

OTHER INCOME / (EXPENSE)
Interest income / (expense), net	195	(113)
Income on equity securities	—	219
Net gain on sale of cost-based investment	765	—

Total other income	960	106
LOSS BEFORE INCOME TAXES	(3,222)	(6,670)
Income tax provision	(391)	(407)

NET LOSS	$(3,613)	$(7,077)

CONTACT: Jeanne Meyer, Martha Stewart Living Omnimedia, Inc. Corporate Communications, 212-827-8246, jmeyer@marthastewart.com